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                                                                      EXHIBIT 21

                     TEXTRON INC. - SIGNIFICANT SUBSIDIARIES
                            (AS OF DECEMBER 28, 2002)

  Set forth below are the names of certain subsidiaries of Textron Inc. Other subsidiaries, which considered in the aggregate, do not constitute a significant subsidiary, are omitted from such list.

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NAME                                                                                                       JURISDICTION
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
TEXTRON INC.                                                                                               Delaware
     Avco Corporation                                                                                      Delaware
         Textron Systems Corporation                                                                       Delaware
              Turbine Engine Components Textron Inc.                                                       Delaware
     Bell Helicopter Textron Inc.                                                                          Delaware
         Bell Helicopter Services Inc.                                                                     Delaware
     Cessna Aircraft Company                                                                               Kansas
     Cone Drive Operations Inc.                                                                            Delaware
     David Brown (Delaware) Holdings Corp.                                                                 Delaware
         David Brown Union Pumps Co. (95%; 5% - Textron Inc.)                                              Michigan
     Greenlee Textron Inc.                                                                                 Delaware
     HR Textron Inc.                                                                                       Delaware
     Kautex Inc.                                                                                           Delaware
         McCord Corporation                                                                                Michigan
              Textron Holdco Inc.                                                                          Rhode Island
     Tempo Research Corporation                                                                            Delaware
     Textron Atlantic Inc.                                                                                 Delaware
         Textron Acquisition Limited                                                                       England
              Ransomes Investment Corporation                                                              Delaware
              Ransomes plc                                                                                 England
              Textron Fluid and Power Systems Holdings Limited                                             England
                  David Brown Group plc                                                                    England
                      David Brown Engineering Ltd.                                                         England
         Textron International Holding, S.L.                                                               Spain
              Bell Helicopter Textron Canada Limited                                                       Canada
              Kautex Textron Benelux B.V.B.A. (99.9%; 1 share - Kautex Textron Iberica S.L.)               Belgium
              Textron Capital B.V.                                                                         Netherlands
              Textron France Holding S.A.R.L. (99.9%; 1 share - Textron Industries Management S.N.C.)      France
                  Textron France S.A.R.L. (99.9%; 1 share - Textron Industries Management S.N.C.)          France
                      Textron Atlantic Holding GmbH                                                        Germany
                           Kautex Textron Verwaltungs GmbH                                                 Germany
                               Kautex Textron GmbH & Co. K.G. (98%; 1% - Jacobsen E-Z-GO Textron           Germany
                               Vermietungs und Beteiligungs GmbH; 1% - Textron Atlantic Holding GmbH)
                                    Kautex Corporation                                                     Nova Scotia
                           Textron Verbindungstechnik Beteiligungs GmbH                                    Germany
                      Textron Industries S.A.S.                                                            France
     Textron Capital I                                                                                     Delaware
     Textron FSC Inc.                                                                                      Barbados
     Textron Fastening Systems Inc.                                                                        Delaware
         Ring Screw Textron Inc.                                                                           Michigan
     Textron Financial Corporation                                                                         Delaware
         Cessna Finance Corporation                                                                        Kansas
         Textron Financial Canada Funding Corp.                                                            Nova Scotia
         Textron Financial Investment Corporation                                                          Rhode Island
     Textron International Inc.                                                                            Delaware
     Textron Providence Inc.                                                                               Rhode Island
     TRAK International, Inc.                                                                              Delaware
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